UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT of CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
OFFICERS.

Effective May 13, 2019, Carlos Alonso Marum, Senior Vice President and President International of Hill-Rom Holdings, Inc. (the “Company”), and the Company entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) following approval by the Compensation and Management Development Committee of the Board of Directors of the Company.  Pursuant to the terms of the Amended and Restated Employment Agreement, effective July 1, 2019, Mr. Alonso will no longer serve as Senior Vice President and President International, but will continue as an active employee of the Company through April 13, 2020, his anticipated retirement date.

There are no adjustments to Mr. Alonso’s existing compensation arrangements with the Company under the Amended and Restated Employment Agreement, except that Mr. Alonso’s 2019 bonus payment will be prorated for the period beginning October 1, 2018 and ending June 30, 2019. The foregoing summary is qualified in its entirety by reference to the full text of Mr. Alonso’s Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement between Hill-Rom Holdings, Inc. and Carlos Alonso Marum, effective May 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: May 13, 2019	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President Chief Legal Officer and Secretary